UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 21, 2009
Date of Report (Date of earliest event reported)

THE STANLEY WORKS
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Stanley Drive New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

(860) 225-5111
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 1.01.       Entry Into A Material Definitive Agreement.

On December 22, 2009, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation (the "Certificate of Amendment") classifying 1,100,000 shares of Preferred Stock into Series A Junior Participating Preferred Stock (the "Preferred Classification") in order to ensure the availability of sufficient shares of Series A Junior Participating Preferred Stock to permit the full exercise of Rights under the Rights Agreement, dated as of January 19, 2006 (the "Rights Agreement"), between the Company, and Computershare Investor Services L.L.C., as Rights Agent (the “Rights Agent”) after taking into account the anticipated issuance of additional shares of common stock of the Company in connection with the previously announced merger transaction involving the Company and The Black & Decker Corporation.  A copy of the Certificate of Amendment is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

In connection with the Preferred Classification, on December 21, 2009, the Company entered into Amendment No. 1 ("Amendment No. 1") to the Rights Agreement so that the Rights Agreement and Exhibit A thereto will reflect the aggregate number of shares of Series A Junior Participating Preferred Stock reserved for issuance.

A copy of Amendment No. 1 is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01 above.

Item 9.01.       Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 4.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company.

Exhibit 4.2	Amendment No. 1 to Rights Agreement, dated as of December 21, 2009, between the Company and the Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE STANLEY WORKS

By: /s/ Bruce H. Beatt
Name: Bruce H. Beatt
Title: Vice President, General Counsel and Secretary

Dated: December 22, 2009

INDEX TO EXHIBITS

Exhibit 4.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company.

Exhibit 4.2	Amendment No. 1 to Rights Agreement, dated as of December 21, 2009, between the Company and the Rights Agent.